Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151168, 333-143862, 33-87694, 33-87696, 333-59917, 333-59925, 333-68915, 333-119004, 333-119005, and 333-119006) of Orleans Homebuilders, Inc. of our report dated September 30, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10 K/A.

PricewaterhouseCoopers LLP

Philadelphia, PA

October 3, 2008